NationsBank
PO Box 81590
Tampa, Florida 33631-3590

November 2, 1995

Spec's Music, Inc.
1666 N.W. 82nd Avenue
Miami, FL 33126

Attention: Anne Spector Lieff, President

       Re:   Credit Agreement by and between Spec's Music, Inc.
             ("Borrower") and NationsBank of Florida, N.A. ("Lender"), dated as of September 20, 1994, as amended by letter agreement dated July 27, 1995 (the "Credit Agreement")

Ladies & Gentlemen:

       Borrower has requested that the Credit Agreement be amended or modified in several respects. In consideration for the Lender agreeing to the modifications and amendments described herein, and for other good and valuable consideration, Borrower and Lender agree as follows:

       1.    DEFINITIONS.    Unless otherwise defined herein, all capitalized
terms used herein shall have the same meaning given to such terms in the Credit Agreement.

       2.    EXISTING INDEBTEDNESS.

             (a) The outstanding aggregate principal amount of all Advances under the Revolving Credit is $11,800,000.00. As of the date hereof, accrued interest under the Revolving Credit is $64,071.92.

             (b) The amount of all standby letters of credit issued by Lender, on behalf of and for the account of Borrower under the Standby L/C Line is $881,375.00.

             (c) Borrower acknowledges that it is indebted to Lender under the Revolving Credit and the Standby L/C Line, as described above, that there are no defenses or offsets claimed or existing thereon, and that no claims or counterclaims exist against Lender with respect to the Loan Documents or Borrower's obligations thereunder. Borrower further expressly waives and releases in full any claim, counterclaim, defense or setoff (whether or not now known to it) which it may have with respect to any of its indebtedness or obligations under the Loan Documents. Borrower understands that this section 2(c) is a material inducement to Lender's agreement to enter into the modification described herein.


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November 2, 1995
Page 2

       3.    TANGIBLE NET WORTH.    Effective as of July 31, 1995, Section 7.12
of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

             "7.12    TANGIBLE NET WORTH.    At all times, achieve and maintain
a Tangible Net Worth of not less than Sixteen Million Dollars ($16,000,000)."

       4.    FIXED CHARGE COVERAGE RATIO.    Effective as of July 31, 1995,
Section 7.14 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

             "7.14    FIXED CHARGE COVERAGE RATIO.    From and after November
             30, 1995, achieve and maintain a Fixed Charge Coverage Ratio of not less than 1.2 to 1.0. As used herein the Fixed Charge Coverage Ratio shall be defined as follows: [net profit before interest expense, taxes, and lease expense] divided by [the sum of interest expense plus lease expense]. The Fixed Charge Coverage Ratio shall be computed each month on a rolling twelve (12) month basis, utilizing Borrower's financial results for the immediately preceding twelve (12) months."

       5.    AMOUNTS OUTSTANDING.    Section 2.1(a) of the Credit Agreement is
hereby amended and modified, so that the second paragraph thereof is deleted in its entirety and replaced with the following:

             "PERIOD                            AMOUNT OF REVOLVING CREDIT

             Commencing the Closing Date        Fifteen Million Dollars
             through October 31, 1995           ($15,000,000)

             October 31, 1995 through           Fourteen Million Five
             September 20, 1998                 Hundred Thousand Dollars
                                                ($14,500,000)

             September 20, 1998 through         Thirteen Million Five Hundred
             September 20, 1999                 Thousand Dollars ($13,500,000)

             September 20, 1999 through         Twelve Million Dollars
             September 20, 2000                 ($12,000,000)

             September 20, 2000 through         Ten Million Dollars
             September 20, 2001                 ($10,000,000)

             September 20, 2001 through         Nine Million Dollars
             September 20, 2002                 ($9,000,000)


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November 2, 1995
Page 3

             September 20, 2002 through         Seven Million Five Hundred
             September 20, 2003                 Thousand Dollars ($7,500,000)

             September 20, 2003 through         Six Million Dollars
             September 20, 2004                 ($6,000,000)"

       6.    MONTHLY REPORTING.    Subsection 7.4(b) is hereby deleted in its
entirety and replaced with the following:

             "(b) as soon as available, but in any event not later than thirty
             (30) days after the end of each calendar month, unaudited financial statements of the Borrower, including a balance sheet of the Borrower as at the end of each month, and related statements of income and retained earnings and all schedules thereto, all for the period from the beginning of the then current fiscal year to the end of such calendar month, the financial statements of the Borrower setting forth in each case corresponding figures for the like period of the preceding fiscal year; all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and with prior periods."

       7.    DEFAULTS.    Subsection 9.1(c) of the Credit Agreement is hereby
deleted it in its entirety and replaced with the following:

             "(c) any default shall occur on the part of the Borrower in the due observance or performance of any covenant, agreement or other provision of this Agreement or any of the Loan Documents, other than for the payment of money, which default remains uncured for a period of thirty (30) consecutive days; PROVIDED, HOWEVER, that in the case of defaults under or pursuant to Sections 7.11, 7.12, 7.13, 7.14, or 7.15, the default shall be allowed to remain uncured only for a period of five (5) consecutive days."

       8.    NO NOVATION; RATIFICATION.    This agreement is a modification
agreement and it is not a novation of the existing Loan Documents. The parties agree that except as modified herein, all terms, conditions, rights and obligations under the Loan Documents (as amended by the July 27, 1995, letter agreement) are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed. The Loan Documents, this agreement and any document entered into in connection herewith, shall be construed to give Lender the greatest possible cumulative rights and remedies; should there be any apparent conflict between the Loan Documents, this agreement or any other agreement, this principle of construction shall be applied. In addition, in the event of any apparent conflict or ambiguity between the Loan Documents and this agreement, the terms and provisions and intent of this agreement shall govern.


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November 2, 1995
Page 4


       9.    COUNTERPARTS.    This agreement may be executed in two or more
counterparts, each of which shall constitute an original but all of which when taken together shall constitute one instrument.

       If the foregoing accurately reflects our understanding, please sign below indicating your acceptance thereof, which shall then constitute a modification to the Credit Agreement.

                                         Very truly yours,

                                         NATIONSBANK OF FLORIDA, N.A.

                                         By: /s/ CHRISTINE E. MOSS
                                             -----------------------------
                                             Christine E. Moss
                                             Vice President

Agreed and Accepted this
6 day of November, 1995.

SPEC'S MUSIC, INC.

By: /s/ ANNE SPECTOR LIEFF
    ----------------------
    Anne Spector Lieff
    President